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                                                                    Exhibit 99.1


July 26, 2001

   Adaptive Broadband Corporation Files A Voluntary Petition For Chapter 11

Sunnyvale, California-ADAPTIVE BROADBAND CORPORATION today announced that it has filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court in San Jose, California. The Company currently plans to pursue an orderly wind down of its operations and sale of its assets and business through the Chapter 11 process.

In addition, Nasdaq has informed the Company that its decision to delist the Company's securities from the Nasdaq Stock Market, which was effective on May 22, 2001, has been reviewed and upheld.

The Company also announced the resignations of four of its five directors. Dr. Daniel L. Scharre, the Company's President and Chief Executive Officer, remains as the Company's sole director.

For Further Information Contact:

Adaptive Broadband Corporation

Investor Relations
(408) 743-3429
http://www.adaptivebroadband.com
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